UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SPARTANNASH COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Vote by Internet
• Go to www.envisionreports.com/SPTN
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

SpartanNash Company Annual Shareholders Meeting to be Held on June 3, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/SPTN to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 19, 2015 to facilitate timely delivery.

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The Annual Meeting of Shareholders of SpartanNash Company will be held on June 3, 2015 at the Marriott Courtyard Downtown Hotel, 11 Monroe Avenue NW, Grand Rapids, Michigan 49503, beginning at 9:00 a.m., local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 through 9:

1.	Election of Directors:

- M. Shân Atkins	- Dennis Eidson	- Mickey P. Foret	- Frank M. Gambino
- Douglas A. Hacker	- Yvonne R. Jackson	- Elizabeth A. Nickels	- Timothy J. O’Donovan
- Hawthorne L. Proctor	- Craig C. Sturken	- William R. Voss

2.	Approval of the Stock Incentive Plan of 2015.

3.	Approval of the Executive Cash Incentive Plan of 2015.

4.	Say on pay- Advisory approval of the Company’s executive compensation.

5.	Approval of amendments to Articles of Incorporation to remove supermajority vote provisions relating to business combinations.

6.	Approval of amendment to the Articles of Incorporation to eliminate supermajority voting provisions with respect to the amendment or repeal of certain provisions of the Articles of Incorporation.

7.	Approval of amendment to the Articles of Incorporation to eliminate supermajority voting provisions with respect to the amendment or repeal of the Company’s Bylaws.

8.	Approval of amendment to the Articles of Incorporation to eliminate a provision relating to the Michigan Control Share Act, which has been repealed.

9.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and photo identification with you.

Directions to the 2015 Annual Meeting

From North or South of Grand Rapids

Take US-131 to exit 85B for Pearl Street. Travel east on Pearl Street toward downtown. Turn right on Monroe; the hotel will be on your right.

From East or West of Grand Rapids

Take I-196 to exit 77C for Ottawa Avenue/Downtown. Follow Ottawa Avenue south to Pearl Street. Turn right on Pearl, then left on Monroe Avenue. The hotel will be on the right.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.envisionreports.com/SPTN. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials SpartanNash Company” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 19, 2015.

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